Exhibit 32.01
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                                 CERTIFICATION

     I, Gary D. Halbert, the President of ProFutures, Inc., as general partner of ProFutures Long/Short Growth Fund, L.P., certify that (i) the Form 10-K for the year ended December 31, 2004 of ProFutures Long/Short Growth Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of ProFutures Long/Short Growth Fund, L.P.



                 PROFUTURES LONG/SHORT GROWTH FUND, L.P.

                 By: ProFutures, Inc., general partner



                 By:  /s/ Gary D. Halbert

                    ---------------------------------
                    Gary D. Halbert
                    President
                    March 30, 2005